AMENDED AND RESTATED MORTGAGE


                       WESTERN BEEF-STEINWAY STREET, INC.,
                             a New York corporation,

                                    Borrower,

                                       to


                     METLIFE CAPITAL FINANCIAL CORPORATION,
                             a Delaware corporation,

                                     Lender


                                 March 19, 1996


Location of Premises:

      Address:   36 - 12/32 Steinway Street and
                 38 - 15/23 Northern Boulevard
                 City of New York
                 Queens County, New York

     Section:   4
     Block:     665
     Lot:       5,7,31,34 & 38



      NOTICE: THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY HEREIN CONVEYED.

      THE REAL PROPERTY IS NOT PRINCIPALLY IMPROVED OR TO BE IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX RESIDENTIAL DWELLING UNITS. EACH DWELLING UNIT HAVING ITS OWN SEPARATE COOKING FACILITIES.




                                   Prepared by, recording requested by,
                                   and when recorded, return to:

                                   Dorothea S. Costrini
                                   HUNTER, MACLEAN, EXLEY & DUNN. P.C.
                                   200 East Saint Julian Street
                                   Savannah, Georgia 31401

                                   MetLife Capital Financial Corporation
                                   Loan No. 5901796-001

          THIS AMENDED AND RESTATED MORTGAGE is made and given as of March 19, 1996, by WESTERN BEEF-STEINWAY STREET, INC., a New York corporation ("Borrower"), whose address is 47-05 Metropolitan Avenue, Ridgewood, New York 11383, to METLIFE CAPITAL FINANCIAL CORPORATION, a Delaware corporation ("Lender"), whose address is 10900 Northeast Fourth Street. Suite 300, Bellevue, Washington 98004, with reference to the recitals hereinafter set forth.


                                    RECITALS:

      A. Borrower has this date acquired or simultaneously with the execution hereof is acquiring certain real property in Queens, New York, more particularly described in Exhibit A (the "Property").

      B. The Property is encumbered by a certain Amended and Restated Mortgage (the "Mortgage") dated November 24, 1993, recorded December 10, 1993, in Reel 3734, Page 129, in the Office of the Registrar for Queens County, New York, from Lacher/Koeppel Realty Corp., a New York corporation ("Lacher"), to Chrysler Credit Corporation, a Delaware corporation ("Chrysler"), securing a loan from Chrysler to Lacher in the principal amount of $3,500,000, as evidenced by a certain Amended and Restated Promissory Note (the "Note") dated November 24, 1993, from Lacher to Chrysler.

      C. Chrysler has assigned the Note and the Mortgage to Lender. Prior to such assignment, the principal indebtedness evidenced and secured by the Note and the Mortgage was reduced to THREE MILLION DOLLARS ($3,000,000). Borrower has accepted and assumed all obligations of Lacher under the Mortgage.

      D. Borrower and Lender have agreed to amend and restate the Note pursuant to an Amended and Restated Promissory Note of even date herewith. As used herein, the "Note" shall refer to the Note as so amended and restated.

      E. Borrower and Lender desire that the Mortgage should be amended and restated as set forth below.

      NOW, THEREFORE, in consideration of the above premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged. Borrower and Lender covenant and agree as follows:

      I. Mortgages in Full Force. Except as is expressly set forth herein, the Mortgage shall remain in full force and effect.

      II. Ratification. The Mortgage, as amended and restated below, hereby ratified and confirmed in all respect by Borrower.

      III. Recordation. Borrower shall promptly cause this Agreement to be recorded in such manner and in such places as may be required by any present or future law in order to provide notice of and fully protect the lien of THE Mortgage, and the interests of the Lender in the Property. Borrower shall pay all filing, registration, and recording fees, and all expenses incidental to the preparation, execution and acknowledgement of this Agreement, and all federal, state, county and municipal taxes (not including income taxes of Lender), duties, imposts, assessments, and charges arising out of or in connection with the filing, registration, recording, execution and delivery of this Agreement, and Borrower shall hold harmless and indemnify Lender against any liability incurred by reason of the imposition of any taxes on the issuance, making, filing, registration, or recording of this Agreement.

      IV. No Offsets, etc. Borrower, represents and warrants to Lender that, as of the date hereof, (a) there are no offsets, counterclaims or defenses against this Agreement, the Mortgage, or the Note, (b) except as set forth herein the Mortgage has not been amended or modified in any manner whatsoever, and (c) Borrower has full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement and the

Mortgage on Borrower's part to be observed or performed. Borrower hereby certifies that this instrument secures the same indebtedness secured by the Mortgage and secures no further other indebtedness or obligation.

      V. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns hereunder. Anything contained in the provisions of this Agreement to the contrary notwithstanding. Borrower shall not be entitled to assign any of its rights under the provisions of this Agreement without first obtaining Lender's express written consent thereto.

      VI. Applicable Law. This Agreement shall be given effect and construed by application of the law of the State of New York applicable to contracts made and to be performed therein (excluding its choice-of-law rules).

      VII. Effectiveness. This Agreement shall become effective upon and only upon its execution and delivery by each party hereto.

      VIII.Waiver. Lender shall not be deemed to have waived the exercise of any right which it holds hereunder or under the Notes unless such waiver is made expressly and in writing (and no delay or omission by Lender in exercising any such right shall be deemed to be a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

      IX. Time of Essence. Time shall be of the essence of this Agreement.

      X. Headings. The headings of the Sections, subsections, Paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference and shall not be considered in construing their contents.

      XI. Amendment and Restatement. The Mortgage is hereby modified. Amended, and restated to read as follows:

                          AMENDED AND RESTATED MORTGAGE

      THIS MORTGAGE (herein "Instrument"), made as of March 19,1996, among the Mortgagor, Western Beef-Steinway Street, Inc., a New York corporation, whose address is 47-05 Metropolitan Avenue, Ridgewood, New York 11385 (herein "Borrower"), in favor of the Mortgagee, METLIFE CAPITAL FINANCIAL CORPORATION, a Delaware corporation, whose address is Real Estate Department, 10900 Northeast Fourth Street, Suite 500, Bellevue. Washington 98004 (herein "METLIFE").

                                   WITNESSETH:

      THAT, WHEREAS, Borrower is justly indebted to METLIFE in the sum of Three Million Dollars ($3,000,000), as evidenced by a certain Note (as hereinafter defined.)

      NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Borrower irrevocably conveys, warrants, and mortgages to METLIFE with POWER OF SALE all of Borrowers right, title and interest, now owned or hereafter acquired, including any reversion or remainder interest in the real property located in the City of New York, County of Queens, State of New York, and more particularly described on Exhibit A attached hereto and incorporated herein including all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, tenements, hereditaments, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property (collectively "Premises");

      TOGETHER with all of Borrower's estate, right title and interest, now owned or hereafter acquired, in:

      (a) all buildings, structures, improvements, parking areas, landscaping, equipment, fixtures and articles of property now or hereafter erected on, attached to, or used or adapted for use in the operation of the Premises; including but without being limited to, all heating, air conditioning and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants, and including also all interest of any owner of the Premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument all of which property mentioned in this clause
(a) shall be deemed part of the realty covered by this Instrument and not severable wholly or in part without material injury to the freehold of the Premises (all of the foregoing together with replacements and additions thereto are referred to herein as "Improvements"); and

      (b) all compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to a (i) taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding (including change of grade), sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or (ii) any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever;


      (c) return premiums or other payments upon any insurance any time provided for the benefit of or naming METLIFE, and refunds or rebates of taxes or assessments on the Premises;

      (d) all the right, title and interest of Borrower in, to and under all written and oral leases and rental agreements (including extensions, renewals and subleases; all of the foregoing shall be referred to collectively herein as the "Leases") now or hereafter affecting the Premises including, without limitation, all rents, issues, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements and equipment, all guaranties of tenants' performance under the Leases, and all rights and claims of any kind that Borrower may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding

      (e) plans, specifications, contracts and agreements relating to the design or construction of the Improvements; Borrower's rights under any payment, performance, or other bond in connection with the design or construction of the Improvements; all landscaping and construction materials, supplies, and equipment used or to be used or consumed in connection with construction of the Improvements, whether stored on the Premises or at some other location; and contracts, agreements, and purchase orders with contractors, subcontractors, suppliers, and materialmen incidental to the design or construction of the Improvements;

      (f) all contracts, accounts, rights, claims or causes of action pertaining to or affecting the Premises or the Improvements, including, without limitation, all options or contracts to acquire other property for use in connection with operation or development of the Premises or Improvements, management contracts, service or supply contracts, deposits, bank accounts, general intangibles (including without limitation trademarks, trade names and symbols), permits, licenses, franchises and certificates, and all commitments or agreements, now or hereafter in existence, intended by the obligor thereof to provide Borrower with proceeds to satisfy the loan evidenced hereby or improve the Premises or Improvements, and the right to receive all proceeds due under such commitments or agreements including refundable deposits and fees:

      (g) all books, records, surveys, reports and other documents related to the Premises, the Improvements, the Leases, or other items of collateral described herein; and

      (h) all additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein.

      All of the foregoing described collateral is exclusive of any furniture, furnishings or trade fixtures owned and supplied by Borrower and separately financed or by tenants of the Premises. The Premises, the Improvements the Leases and all of the rest of the foregoing property are herein referred to as the "Property."

      TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof to the use, benefit and behoof of METLIFE and its successors and assigns in fee simple forever.

      TO SECURE TO METLIFE (a) the repayment of the indebtedness evidenced by Borrower's note dated of even date herewith in the principal sum of Three Million Dollars ($3,000,000), with interest thereon as set forth in the note, and all renewals, extensions and modifications thereof (herein "Note"); (b) [INTENTIONALLY DELETED] (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Instrument or to fulfill any of Borrower's obligations hereunder or under the other Loan Documents (as defined below); (d) the performance of the covenants and agreements of Borrower contained herein or in the other Loan Documents; and
(e) the repayment of all sums now or hereafter owing to METLIFE by Borrower pursuant to any instrument which recites that it is secured hereby. The indebtedness and obligations described in clauses (a)-(e) above are collectively referred to herein as the "Indebtedness." The Note, this Instrument, and all other documents evidencing, securing or guaranteeing the Indebtedness (except any Certificate and Indemnity Agreement Regarding Hazardous Substances), as the same may be modified or amended from time to time, are referred to herein as the "Loan Documents." The terms of the Note secured hereby may provide that the interest rate or payment terms or balance due may be indexed, adjusted, renewed, or renegotiated from time to time, and this Instrument shall continue to secure the Note notwithstanding any such indexing, adjustment, renewal or renegotiation.

      Borrower represents and warrants that Borrower has good, marketable and insurable title to, and has the right to mortgage an indefeasible fee simple estate in, the Premises. Improvements, rents, and leases, and the right to convey the other Property, that the Property is unencumbered except as disclosed in writing to and approved by METLIFE prior to the date hereof, and that Borrower will warrant and forever defend the title to the Property against all claims and demands, subject only to the permitted exceptions set forth in
Schedule I attached hereto.

      Borrower represents, warrants, covenants and agrees for the benefit of METLIFE as follows:

      1. PAYMENT OF PRINCIPAL AND INTEREST. Borrower shall promptly pay when due the principal of and interest on the Indebtedness, any prepayment and other charges provided in the Loan Documents and all other sums secured by this Instrument.

      2. FUNDS FOR TAXES, INSURANCE AND OTHER CHARGES. Upon the occurrence of an Event of Default (hereinafter defined), and at METLIFE's sole option at any time thereafter, Borrower shall pay in addition to each monthly payment on the Note, one-twelfth of the annual real estate taxes, insurance premiums, assessments, water and sewer rates, pound rents and other charges (herein "Impositions") payable with respect to the Property (as estimated by METLIFE in its sole discretion), to be held by METLIFE without interest to Borrower, for the payment of such obligations.

      If the amount of such additional payments held by METLIFE ("Funds") at the time of the annual accounting thereof shall exceed the amount deemed necessary by METLIFE to provide for the payment of Impositions as they fall due, such excess shall be at Borrower's option, either repaid to Borrower or credited to Borrower on the next monthly installment or installments of Funds due. If at any time the amount of the Funds held by METLIFE shall be less than the amount deemed necessary by METLIFE to pay Impositions as they fall due, Borrower shall pay to METLIFE any amount necessary to make up the deficiency within thirty (30) days after notice from METLIFE to Borrower requesting payment thereof.

      Upon Borrower's breach of any covenant or agreement of Borrower in this Instrument, METLIFE may apply, in any amount and in any order as METLIFE shall determine in METLIFE's sole discretion, any Funds held by METLIFE at the time of application (i) to pay impositions which are now or will hereafter become due, or (ii) as a credit against sums secured by this Instrument. Upon payment in full of all sums secured by this Instrument, METLIFE shall refund to Borrower any Funds held by METLIFE.

      3. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, each complete installment payment received by METLIFE from Borrower under the Note or this Instrument shall be applied by METLIFE first in payment of amounts payable to METLIFE by Borrower under Section 2 hereof, then to interest payable on the Note, then to principal of the Note, and then to interest and principal on any other sums advanced by METLIFE pursuant to the terms of this Instrument, in such order as METLIFE, at METLIFE's sole discretion, shall determine. Upon the occurrence of an Event of Default, METLIFE may apply, in any amount and in any order as METLIFE shall determine in METLIFE's sole discretion, any payments received by METLIFE under the Note or this Instrument. Any partial payment received by METLIFE shall, at METLIFE's option, be held in a non-interest bearing account until METLIFE receives funds sufficient to equal a complete installment payment.

      4. CHARGES, LIENS. Borrower shall pay all Impositions attributable to the Property in the manner provided under Section 2 hereof or, if not paid in such manner, by Borrower making payment, when due, directly to the payee thereof, or in such other manner as METLIFE may designate in writing. If requested by METLIFE, Borrower shall promptly furnish to METLIFE all notices of Impositions which become due, and in the event Borrower shall make payment directly, Borrower shall promptly finish to METLIFE receipts evidencing such payments. Borrower shall promptly discharge any lien which has, or may have, priority over or equality with, the lien of this Instrument, and Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property. Without METLIFE's prior written permission, Borrower shall not allow any lien inferior to this Instrument to be perfected against the Property. If any lien inferior to this Instrument is filed against the Property without METLIFE's prior written permission and without the consent of Borrower, Borrower shall, within thirty (30) days after receiving notice of the filing of such lien, cause such lien to be released of record of bonded over within sixty (60) days of its filing and deliver evidence of such release or bonding to METLIFE (provided, however, that Borrower shall have up to thirty (30) additional days to secure the release or approval of a bond if Borrower shall have instituted appropriate legal proceedings therefor promptly and diligently pursued the same).

      5. INSURANCE. Borrower shall obtain and maintain the following types of insurance upon and relating to the Property:

      (a) "All Risk" property and fire insurance (with extended coverage endorsement including malicious mischief and vandalism) in an amount not less than the full replacement value of the Property (with a deductible not to exceed $5,000 and with co-insurance limited to a maximum of 10% of the amount of the policy), naming METLIFE under a lenders loss payee endorsement (form 438BFU or equivalent) and including agreed amount, inflation guard, replacement cost and waiver of subrogation endorsements:

      (b) Comprehensive general liability insurance in an amount not less than $2,000,000.00 insuring against personal injury, death and property damage and naming METLIFE as additional insured;

      (c) Business interruption insurance covering loss of rental or other income (including all expenses payable by tenants) for up to six (6) months; and

      (d) Such other types of insurance or endorsements to existing insurance as may be reasonably required from time to time by METLIFE.

      Upon the reasonable request of METLIFE, Borrower shall increase the coverages under any of the insurance policies required to be maintained hereunder or otherwise modify such policies in accordance with METLIFE's request. All of the insurance policies required hereunder shall be issued by corporate insurers licensed to do business, in the state in which the Property is located and rated A:X or better by A.M. Best Company, and shall be in form acceptable to METLIFE. If and to the extent that the Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards by the Department of Housing and Urban Development or such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to any national or state program of flood insurance. Borrower shall carry flood insurance with respect to the Property in amounts not less than the maximum limit of coverage then available with respect to the Property or the amount of the Indebtedness, whichever is less. Certificates of all insurance required to be maintained hereunder shall be delivered to METLIFE, along with evidence of payment in full of all premiums required thereunder, contemporaneously with Borrower's execution of this Instrument. All such certificates shall be in form reasonably acceptable to METLIFE and shall require the insurance company to give to METLIFE at least thirty (30) days' prior written notice before canceling the policy for any reason or materially amending it. Certificates evidencing all renewal and substitute policies of insurance shall be delivered to METLIFE, along with evidence of the payment in full of all premiums required thereunder, at least fifteen (15) days before termination of the policies being renewed or substituted. If any loss shall occur at any time when an Event of Default shall have occurred and be continuing. METLIFE shall be entitled to the benefit of all insurance policies held or maintained by Borrower, to the same extent as if same had been made payable to METLIFE, and upon foreclosure hereunder, METLIFE shall become the owner thereof. METLIFE shall have the right, but not the obligation, to make premium payments, at Borrower's expense, to prevent any cancellation, endorsement, alteration or reissuance of any policy of insurance maintained by Borrower, and such payments shall be accepted by the insurer to prevent same.

      If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or destruction of the Property (such event being called a "Loss"). Borrower will give prompt written notice thereof to METLIFE. All insurance proceeds paid or payable in connection with any Loss shall be paid to METLIFE. If (i) no Event of Default has occurred and is continuing hereunder, (ii) Borrower provides evidence reasonably satisfactory to METLIFE of its ability to pay all amounts becoming due under the Note during the pendency of any restoration or repairs to or replacement of the Property, (iii) the available insurance proceeds are, in METLIFE's reasonable judgment, sufficient to fully and completely restore, repair or replace the Property, and (iv) Borrower provides evidence satisfactory to METLIFE that none of the tenants of the Property except North Star Auto Center, Inc., will terminate its lease agreements as a result of either the Loss or the repairs to or replacement of the Property. Borrower shall have the right to apply all insurance proceeds received in connection with such Loss either (a) to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such Loss, or (b) to the payment of the Indebtedness in such order as METLIFE may elect. If an Event of Default has occurred and is continuing hereunder at the time of such Loss, if METLIFE determines that Borrower will be unable to pay all amounts becoming due under the Note during the pendency of any restoration or repairs to or replacement of the Property, if the available insurance proceeds are insufficient, in METLIFE's judgment, to fully and completely restore. repair or replace the Property or if METLIFE believes that one or more tenants of the Property will terminate their lease agreements other than North Star Auto Center. Inc., as a result of either the Loss or the repairs to or replacement of the Property, then all of the insurance proceeds payable with respect to such Loss will be applied to the payment of the Indebtedness, or if so instructed by METLIFE. Borrower will promptly, at Borrower's sole cost and expense and regardless of whether sufficient insurance proceeds shall be available, commence to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition, character immediately prior to such Loss. Borrower shall diligently prosecute any restoration, repairs or replacement of the Property undertaken by or on behalf of Borrower pursuant to this Section 5. All such work shall be conducted pursuant to written contracts approved by METLIFE in writing, which approval shall not be unreasonably withheld or delayed. Notwithstanding anything contained herein to the contrary, in the event the insurance proceeds received by METLIFE following any Loss are insufficient in METLIFE's judgment to fully and completely restore, repair or replace the Property, and if Borrower has complied with all of the other conditions described in this Section 5. Borrower may elect to restore, repair or replace the Property if it first deposits with METLIFE such additional sums as METLIFE determines are necessary in order to fully and completely restore, repair or replace the Property. In the event any insurance proceeds remain following the restoration, repair or replacement of the Property, such proceeds shall be applied to the Indebtedness in such order as METLIFE may elect.

      6. PRESERVATION AND MAINTENANCE OF PROPERTY. Borrower (a) shall not commit waste or permit impairment or deterioration of the Property, (b) shall not abandon the Property, (c) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as METLIFE may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair but subject to METLIFE's making insurance proceeds available, (d) shall keep the Property, including all improvements, fixtures, equipment, machinery and appliances thereon, in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, (e) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, (f) if all or part of the Property is for rent or lease, then METLIFE, at its option after the occurrence of an Event of Default, may require Borrower to provide for professional management of the Property by a property manager satisfactory to METLIFE pursuant to a contract approved by METLIFE in writing, unless such requirement shall be waived by METLIFE in writing, (g) shall generally operate and maintain the Property in a manner to ensure maximum rentals, and (h) shall give notice in writing to METLIFE of and, unless otherwise directed in writing by METLIFE, appear in and defend any action or proceeding purporting to affect the Property, the security of this Instrument or the rights or powers of METLIFE hereunder. Neither Borrower nor any tenant or other person. without the written approval of METLIFE. shall remove, demolish or alter any improvement now existing or hereafter erected on the Property or any fixture, equipment, machinery or appliance in or on the Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind. Non-structural alterations shall not require the consent of METLIFE.

      Borrower represents, warrants and covenants that the Property is and shall be in compliance with the Americans with Disabilities Act of 1990 and all of the regulations promulgated thereunder, as the same may be amended from time to time.

      7. USE OF PROPERTY. Unless required by applicable law or unless METLIFE has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not, without METLIFE's prior written consent, (i) initiate or acquiesce in a change in the zoning classification (including any variance under any existing zoning ordinance applicable to the Property), (ii) permit the use of the Property to become a non-conforming use under applicable zoning ordinances, (iii) file any subdivision or panel map affecting the Property, or (iv) amend, modify or consent to any easement or covenants, conditions and restrictions pertaining to the Property.

      8. PROTECTION OF METLIFE'S SECURITY. If Borrower fails to perform any of the covenants and agreements contained in this Instrument, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of METLIFE therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent then METLIFE at METLIFE's option may make such appearances, disburse such sums and take such action as METLIFE deems necessary, in its sole discretion, to protect METLIFE's interest, including, but not limited to, (i) disbursement of attorneys' fees, (ii) entry upon the Property to make repairs, and (iii) procurement of satisfactory insurance as provided in Section 5 hereof.

      Any amounts disbursed by METLIFE pursuant to this Section 8, with interest thereon, shall become additional Indebtedness of Borrower secured by this Instrument. Unless Borrower and METLIFE agree to other terms of payment. such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the highest rate which may be collected from Borrower under applicable law or, at METLIFE's option, the rate stated in the Note. Borrower hereby covenants and agrees that METLIFE shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the Indebtedness. Nothing contained in this Section 8 shall require METLIFE to incur any expense or take any action hereunder.

      9. INSPECTION. METLIFE may make or cause to be made reasonable entries upon the Property to inspect the interior and exterior thereof.

      10. FINANCIAL DATA. Borrower will finish to METLIFE, and will cause any guarantor of the Indebtedness to finish METLIFE on request within ninety (90) days after the close of its fiscal year (i) annual balance sheet and profit and loss statements prepared in accordance with generally accepted accounting principles and practices consistently applied and, if METLIFE so requires, accompanied by the annual audit report of an independent certified public accountant reasonably acceptable to METLIFE, (ii) an annual operating statement, together with a complete rent roll and other supporting data reflecting all material information with respect to the operation of the Property and Improvements, and (iii) all other financial information and reports that METLIFE may from time to time reasonably request including, if METLIFE so requires, income tax returns of Borrower and any guarantor of any portion of the Indebtedness, and financial statements of any tenants designated by METLIFE. METLIFE acknowledges that the financial statement of North Star Auto Center. Inc., may be unavailable.

      11. CONDEMNATION. If the Property, or any part thereof, shall be condemned for any reason, including without limitation fire or earthquake damage, or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking of, or injury to, the Property shall be paid to METLIFE who shall have the right, in its sole and absolute discretion, to apply the amounts so received against (a) the costs and expenses of METLIFE, including reasonable attorneys' fees incurred in connection with collection of such amounts, and (b) the balance against the Indebtedness; provided, however, that if (i) no Event of Default shall have occurred and be continuing hereunder, (ii) Borrower provides evidence satisfactory to METLIFE of its ability to pay all amounts becoming due under the Note during the pendency of any restoration or repairs to or replacement of the Property, (iii) METLIFE determines, in its reasonable discretion, that the proceeds of such award are sufficient to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such taking (or, if the proceeds of such award are insufficient for such purpose, if Borrower provides additional sums to METLIFE's satisfaction so that the aggregate of such sums and the proceeds of such award will be sufficient for such purpose), and (iv) Borrower provides evidence reasonably satisfactory to METLIFE that none of the tenants of the Property (other than North Star Auto Center. Inc.) will terminate their lease agreements as a result of either the condemnation or taking or the repairs to or replacement of the Property, the proceeds of such award, together with additional sums provided by Borrower, shall be placed in a separate account for the benefit of METLIFE and Borrower to be used to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such taking. All work to be performed in connection therewith shall be pursuant to a written contract therefor, which contract shall be subject to the prior approval of METLIFE, which approval shall not be unreasonably withheld or delayed. To the extent that any funds remain after the Property has been so restored and repaired, the same shall be applied against the Indebtedness in such order as METLIFE may elect. To enforce its rights hereunder, METLIFE shall be entitled to participate in and control any condemnation proceedings and to be represented therein by counsel of its own choice, and Borrower will deliver, or cause to be delivered to METLIFE such instruments as may be requested by it from time to time to permit such participation. In the event METLIFE, as a result of any such judgment decree or award, believes that the payment or performance of any of the Indebtedness is impaired, METLIFE may declare all of the Indebtedness immediately due and payable.

      12. BORROWER AND LIEN NOT RELEASED. From time to time, METLIFE may, at option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns or of any junior lienholder or guarantors, without liability on METLIFE's part and notwithstanding Borrower's breach of, any covenant or agreement of Borrower in this Instrument, extend the time for payment of the Indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of the Indebtedness, accept an extension or modification or renewal note or notes therefor, modify the terms and time of payment of the Indebtedness, release from the lien of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement and agree in writing with Borrower to modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable thereunder. Any actions taken by METLIFE pursuant to the terms of this
Section 12 shall not affect the obligation of Borrower or Borrower's successors or assigns to pay the sums secured by this instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the Indebtedness, and shall not affect the lien or priority of the lien hereof on the Property. Borrower shall pay METLIFE a service charge, together with such title insurance premiums and attorneys' fees as may be incurred at METLIFE's option, for any such action if taken at Borrower's request.

      13. FORBEARANCE BY METLIFE NOT A WAIVER. Any forbearance by METLIFE in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy. The acceptance by METLIFE of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of METLIFE's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment of such other sums.

The procurement of insurance or the payment of taxes or other liens or charges by METLIFE shall not be a waiver of METLIFE's right to accelerate the maturity of the Indebtedness secured by this Instrument, nor shall METLIFE's receipt of any awards, proceeds or damages under Sections 5 and 11 hereof operate to cure or waive Borrower's default in payment of sums secured by this Instrument.

      14. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as pan of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Borrower hereby grants and conveys to METLIFE a first and prior security interest in all of the Property that constitutes personalty, whether now owned or hereafter acquired. In addition, Borrower agrees to execute and deliver to METLIFE, upon METLIFE's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument in such form as METLIFE may require to perfect a security interest with respect to the foregoing items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all costs and expenses of any record searches for financing statements METLIFE may require. Without the prior written consent of METLIFE, Borrower shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. Upon Borrower's breach of any covenant or agreement of Borrower contained in this Instrument, including the covenants to pay when due all sums secured by this Instrument METLIFE shall have the remedies of a secured party under the Uniform Commercial Code, and METLIFE may also invoke the remedies provided in Section 26 of this Instrument as to such items. In exercising any of said remedies METLIFE may proceed against the items of real property and any items of personal property specified above separately or together and in any order whatsoever, without in any way affecting the availability of METLIFE's remedies under the Uniform Commercial Code or of the remedies provided in Section 26 of this Instrument. Within ten (10) days following any request therefor by METLIFE, Borrower shall prepare and deliver to METLIFE a written inventory specifically listing all of the personal property covered by the security interest herein granted, which inventory shall be certified by Borrower as being true, correct, and complete.

      15. LEASES OF THE PROPERTY. Borrower shall comply with and observe Borrower's material obligations as landlord prior to the expiration of any applicable period of grace contained therein under all Leases of the Property or any part thereof. (As used in this Instrument an obligation is "material" if the failure to perform it would give the tenant a right to withhold or abate rent or to terminate its Lease.) All Leases now or hereafter entered into will be in form and substance subject to the approval of METLIFE. All Leases of the Property shall specifically provide that such Leases are subordinate to this Instrument; that the tenant attorns to METLIFE, such attornment to be effective upon METLIFE's acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as METLIFE may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure. Borrower shall not, without METLIFE's written consent, request or consent to the subordination of any Lease of all or any part of the Property to any lien subordinate to this Instrument. If Borrower becomes aware that any tenant proposes to do, or is doing, any act or thing which may give rise to any right of set-off against rent Borrower shall (i) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (ii) immediately notify METLIFE thereof in writing and of the amount of said set-off's, and (iii) within ten 10) days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such setoff and as shall assure that rents thereafter due shall continue to be payable without set-off or deduction, subject to Borrower's right to contest any such deduction or set-off by appropriate proceedings. Upon METLIFE's receipt of notice of the occurrence of any default or violation by Borrower of any of its obligations under the Leases, METLIFE shall have the immediate right, but not the duty or obligation, without prior written notice to Borrower or to any third party, to enter upon the Property and to take such actions as METLIFE may deem necessary to cure the default or violation by Borrower under the Leases. The costs incurred by METLIFE in taking any such actions pursuant to this paragraph shall become part of the Indebtedness, shall bear interest at the rate provided in the Note, and shall be payable by Borrower to METLIFE on demand. METLIFE shall have no liability to Borrower or to any third party for any actions taken by METLIFE or not taken pursuant to this paragraph.

      16. REMEDIES CUMULATIVE. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

      17. TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN BORROWER; ASSUMPTION. METLIFE may, at its option, declare all sums secured by this Instrument to be immediately due and payable, and METLIFE may invoke any remedies permitted by Section 26 of this Instrument, if title to the Property is changed without the prior written consent of METLIFE, which consent shall be at METLIFE's sole discretion. Any transfer of any interest in the Property or in the income therefrom, by sale, lease (except for leases to tenants in the ordinary course of managing income property which are approved by METLIFE pursuant to Section 15 of this Instrument), contract, mortgage, deed of trust, further encumbrance or otherwise (including any such transfers as security for additional financing of the Property), except transfers and changes in ownership by devise or descent, shall be considered a change of title. METLIFE shall have the right to condition its consent to any proposed sale or transfer described in this Section 17 upon, among other things, METLIFE's approval of the transferee's creditworthiness and management ability and the transferee's execution, prior to the sale or transfer, of a written assumption agreement containing such terms as METLIFE may require, including, if required by METLIFE, the imposition of an assumption fee of one percent (1%) of the then outstanding balance of the Indebtedness. Consent by METLIFE to one transfer of the Property shall not constitute consent to subsequent transfers or waiver of the provisions of this
Section 17. No transfer by Borrower shall relieve Borrower of liability for payment of the Indebtedness. The foregoing notwithstanding, Borrower shall have a one-time right, without further consent, to transfer the Property to an entity in which Borrower owns a controlling interest. Borrower shall give METLIFE thirty (30) days prior written notice of its intent to effect such a transfer. In lieu of the aforementioned one percent (l%) fee, Borrower shall pay to METLIFE a transfer fee of $5,000. In case of any transfer by Borrower, Borrower shall reimburse METLIFE for its attorneys' fees, recording costs, title charges, and other third-party costs.

      18. NOTICE. Except for any notice required under applicable law to be given in another manner, any and all notices, elections, demands, or requests permitted or required to be made under this Instrument or under the Note shall be in writing, signed by the party giving such notice, election, demand or request, and shall be sent by registered, certified, or Express United States mail, postage prepaid, or by Federal Express or similar service requiring a receipt, to the other party at the address stated above, or to such other party and at such other address within the United States of America as any party may designate in writing as provided herein. The date of receipt of such notice, election, demand or request shall be the earliest of (i) the date of actual receipt, (ii) three (3) days after the date of mailing by registered or certified mail, (iii) one (1) day after the date of mailing by Express Mail or the delivery (for redelivery to Federal Express or another similar service requiring a receipt, or (iv) the date of personal delivery (or refusal upon presentation for delivery).

      19. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, successors and assigns of METLIFE and Borrower, subject to the provisions of Section 17 hereof. If Borrower is comprised of more than one person or entity, whether as individuals, partners, partnerships or corporations, each such person or entity shall be jointly and severally liable for Borrower's obligations hereunder. In exercising any rights hereunder or taking any actions provided for herein, METLIFE may act through its employees, agents or independent contractors as authorized by METLIFE. The captions and headings of the sections of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

      20. WAIVER OF STATUTE OF LIMITATIONS. [DELETED.]

      21. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Property held by METLIFE or by any other party, METLIFE shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. METLIFE shall have the right to determine the order in which any or all portions of the Indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

      22. HAZARDOUS WASTE.

      (a) Borrower has furnished to METLIFE a Phase I Environmental Site Assessment dated January 2, 1996, prepared by AquaTerra Environmental Sciences Corp., supplemented by a letter dated March 13, 1996, and an Environmental Questionnaire dated March 5, 1996 (collectively, the "Report"). Except as disclosed to METLIFE in the Report, Borrower has received no notification of any kind suggesting that the Property or any adjacent property is or may be contaminated with any hazardous waste or materials or is or may be required to be cleaned up in accordance with any applicable law or regulation; and Borrower further represents and warrants that, except as previously disclosed to METLIFE in writing, to the best of its knowledge as of the date hereof after due and diligent inquiry, there are no hazardous waste or materials located in, on or under the Property or any adjacent property, or incorporated in any Improvements, nor has the Property or any adjacent property ever been used as a landfill or a waste disposal site, or a manufacturing, handling, storage, distribution or disposal facility for hazardous waste or materials. As used herein, the term "hazardous waste or materials" includes any substance or material defined in or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar term, by any federal, state or local statute, regulation or ordinance now or hereafter in effect. Borrower shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of hazardous waste or materials in, on or under the Property or any adjacent property, or incorporated in any Improvements, at Borrower's expense. In the event that METLIFE at any time believes that the property is not free of all hazardous waste or materials or that Borrower has violated any applicable environmental law with respect to the Property, then immediately upon request by METLIFE, Borrower shall obtain and furnish to METLIFE, at Borrower's sole cost and expense, an environmental audit and inspection of the Property from an expert satisfactory to METLIFE. In the event that Borrower fails to immediately obtain such audit or inspection, METLIFE or its agents may perform or obtain such audit or inspection at Borrower's sole cost and expense. METLIFE may, but is not obligated to, enter upon the Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Property; and whether or not Borrower has actual knowledge of the existence of hazardous waste or materials on the Property or any adjacent property as of the date hereof. Borrower shall reimburse METLIFE as provided in Section 23 below for the full amount of all costs and expenses incurred by METLIFE prior to METLIFE acquiring title to the Property through foreclosure or acceptance of a deed in lieu of foreclosure, in connection with such compliance activities. Neither this provision nor any of the other Loan Documents shall operate to put METLIFE in the position of an owner of the Property prior to any acquisition of the Property by METLIFE. The rights granted to METLIFE herein and in the other Loan Documents are granted solely for the protection of METLIFE's lien and security interest covering the Property, and do not grant to METLIFE the right to control Borrower's actions, decisions or policies regarding hazardous waste or materials.

      (b) The parties acknowledge that the Report revealed the presence on the Property of certain friable asbestos, consisting of (i) 5 square feet and 5 linear feet of pipe insulation, (ii) 100 square feet of boiler insulation, (both
(i) and (ii) being at 36-20 Steinway Street in the south basement), and (iii) ceiling tiles containing friable asbestos (at 38-15 Northern Boulevard). In addition, certain other suspected non-friable asbestos vinyl floor tiles at 38-15 Northern Boulevard and 36-20 Steinway Street were identified. The friable asbestos pipe insulation, boiler insulation, and ceiling tiles shall be removed before October 1, 1996. The non-friable suspected asbestos-containing floor tiles need not be removed at this time; however, an "operations and maintenance" program as recommended in Appendix E of the report shall be established by Borrower promptly and shall be followed.

      23. ADVANCES, COSTS AND EXPENSES. Borrower shall pay within ten (10) days after written demand from METLIFE all sums advanced by METLIFE and all costs and expenses incurred by METLIFE in taking any actions pursuant to the Loan Documents including attorneys' fees and disbursements, accountants' fees, appraisal and inspection fees and the cost for title reports and guaranties, together with interest thereon at the rate applicable under the Note after an Event of Default from the date such costs were advanced or incurred. All such costs and expenses incurred by METLIFE, and advances made, shall constitute advances under this Instrument to protect the Property and shall be secured by and have the same priority as the lien of this Instrument. If Borrower fails to pay any such advances, costs and expenses and interest thereon, METLIFE may apply any undisbursed loan proceeds to pay the same, and, without foreclosing the lien of this Instrument, may at its option commence an independent action against

Borrower for the recovery of the costs, expenses and/or advances, with interest, together with costs of suit, costs of title reports and guaranty of title, disbursements of counsel and reasonable attorneys' fees incurred therein or in any appeal therefrom.

      24. ASSIGNMENT OF LEASES AND RENTS. Borrower, for good and valuable consideration, the receipt of which is hereby acknowledged, to secure the Indebtedness, does hereby absolutely and unconditionally grant, bargain, sell, transfer, assign, convey, set over and deliver unto METLIFE all right, title and interest of Borrower in, to and under the Leases of the Property, whether now in existence or hereafter entered into, and all guaranties, amendments, extensions and renewals of said Leases and any of them, and all rents, income and profits which may now or hereafter be or become due or owing under the Leases, and any of them, or on account of the use of the Property.

      Borrower represents, warrants, covenants and agrees with METLIFE as follows:

      (a) The sole ownership of the entire lessor's interest in the Leases is vested in Borrower, and Borrower has not, and shall not, perform any acts or execute any other instruments which might prevent METLIFE from fully exercising its rights with respect to the Leases under any of the terms, covenants and conditions of this Instrument.

      (b) The Leases are and shall be valid and enforceable in accordance with their terms and have not been and shall not be altered, modified, amended, terminated, canceled, renewed or surrendered except as approved in writing by METLIFE. The terms and conditions of the Leases have not been and shall not be waived in any manner whatsoever except as approved in writing by METLIFE.


      (c) Borrower shall not materially alter the term or the amount of rent payable under any Lease without prior written notice to METLIFE and METLIFE's consent, which shall not be unreasonably withheld.

      (d) To the best of Borrower's knowledge there are no defaults now existing under any of the Leases and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases.

      (e) Borrower shall give prompt written notice to METLIFE of any notice received by Borrower claiming that a default has occurred under any of the Leases on the part of Borrower, together with a complete copy of any such notice.

      (f) Each of the Leases shall remain in full force and effect irrespective of any merger of the interest of lessor and any lessee under any of the leases.

      (g) Borrower will not permit any Lease to become subordinate to any lien other than the lien of this Instrument.

      This assignment is absolute, is effective immediately, and is irrevocable by Borrower so long as the Indebtedness remains outstanding. Notwithstanding the foregoing, until a Notice is sent to Borrower in writing that an Event of Default has occurred (which notice is hereafter called a "Notice"). Borrower may receive, collect and enjoy the rents, income and profits accruing from the Property.

      Upon the occurrence of an Event of Default hereunder METLIFE may, at its option, after service of a Notice, receive and collect all such rents, income and profits from the Property as they become due. METLIFE shall thereafter continue to receive and collect all such rents, income and profits, until METLIFE shall otherwise agree in writing.

      Borrower hereby irrevocably appoints METLIFE its true and lawful attorney with power of substitution and with full power for METLIFE in its own name and capacity or in the name and capacity of Borrower, from and after service of a Notice, to demand, collect receive and give complete acquittances for any and all rents, income and profits accruing from the Property, either in its own name or in the name of Borrower or otherwise, which METLIFE may deem necessary or desirable in order to collect and enforce the payment of the rents, income and profits of and from the Property, and to demand, collect, receive, endorse, and deposit all checks, drafts, money orders, or notes given in payment of such rents. METLIFE shall not be liable to or prejudiced by any loss of any note, checks drafts, etc., unless such loss is due to the gross negligence or willful misconduct of METLIFE. METLIFE shall apply the rents received from Borrower's lessees, to accrued interest and principal due under the Note. If not Event of Default remains uncured, amounts received in excess of the aggregate monthly payment due under the Note shall be remitted to Borrower in a timely manner. Nothing contained herein shall be construed to constitute METLIFE as a mortgage-in-possession in the absence of its physically taking possession of the Premises. Lessees of the Property are hereby expressly authorized and directed, following receipt of a Notice from METLIFE, to pay any and all amounts due Borrower pursuant to the Leases to METLIFE or such nominee as METLIFE may designate in a writing delivered to and received by such lessees, and the lessees of the Property are expressly relieved of any and all duty, liability or obligation to Borrower in respect of all payments so made.

      Upon the occurrence of any Event of Default, from and after service of a Notice, METLIFE is hereby vested with full power to use all measures, legal and equitable, deemed by it to be necessary or proper to enforce this Section 24 and to collect the rents, income and profits assigned hereunder, including the right of METLIFE or its designee, to enter upon the Property, or any part thereof, and take possession of all or any part of the Property together with all personal property, fixtures, documents, books, records, papers and accounts of Borrower relating thereto, and METLIFE may exclude Borrower, its agents and servants, wholly therefrom. Borrower hereby grants full power and authority to METLIFE to exercise all rights, privileges and powers herein granted at any and all times after service of a Notice, with full power to use and apply all of the rents and other income herein assigned to the payment of the costs of managing and operating the Property and of any indebtedness or liability of Borrower to METLIFE, including but not limited to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the improvements on the Property or of making the same rentable, reasonable attorneys' fees incurred in connection with the enforcement of this Instrument, and of principal and interest payments due from Borrower to METLIFE on the Note and this Instrument, all in such order as METLIFE may determine. METLIFE shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Borrower in the Leases. It is further understood that the assignment set forth in this Section 24 shall not operate to place responsibility for the control, care, management or repair of the Property, or parts thereof, upon METLIFE, nor shall it operate to make METLIFE liable for the performance of any of the terms and conditions of any of the Leases, or for any waste of the Property by any lessee under any of the Leases, or any other person, or for any dangerous or defective condition of the Property or for any negligence in the management upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee or stranger.

      25. DEFAULT. The following shall each constitute an event of default ("Event of Default"):

      (a) Failure of or refusal by Borrower to pay any portion of the sums secured by this Instrument when due, and such failure or refusal shall continue for a period often (10) days after written notice is given to Borrower by METLIFE specifying such failure; or

      (b) Failure of Borrower within the time required by this Instrument to make any payment for taxes, insurance or for reserves for such payments, or any other payment necessary to prevent filing of or discharge of any lien, and such failure shall continue for a period of ten (10) days after written notice is given to Borrower by METLIFE specifying such failure; or

      (c) Failure by Borrower to observe or perform any obligations of Borrower to METLIFE on or with respect to any transactions, debts, undertakings or agreements other than the transaction evidenced by the Note, following the giving of any notice required thereunder and/or the expiration of any applicable period of grace provided therein; or

      (d) Failure of Borrower to make any payment or perform any obligation under any superior liens or encumbrances on the Property, within the time required thereunder, or commencement of any suit or other action to foreclose any superior liens or encumbrances; or

      (e)Failure by Borrower to observe or perform any of its material obligations under any of the Leases, which failure is not cured within applicable period of grace provided therein; or

      (f) The Property is transferred or any agreement to transfer any part or interest in the Property in any manner whatsoever is made or entered into without the prior written consent of METLIFE, except as specifically allowed under this Instrument, including without limitation creating or allowing any liens on the Property or leasing any portion of the Property; or

      (g) Filing by Borrower of a voluntary petition in bankruptcy or filing by Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the seeking, consenting to, or acquiescing by Borrower in the appointment of any trustee, receiver, custodian, conservator or liquidator for Borrower, any part of the Property, or any of the income or rents of the Property, or the making by Borrower of any general assignment for the benefit of creditors, or the inability of or failure by Borrower to pay its debts generally as they become due, or the insolvency on a balance sheet basis or business failure of Borrower, or the making or suffering of a preference within the meaning of federal bankruptcy law or the making of a fraudulent transfer under applicable federal or state law, or concealment by Borrower of any of its property in fraud of creditors, or the imposition of a lien upon any of the property of Borrower which is not discharged in the manner permitted by Section 4 of this Instrument, or the giving of notice by Borrower to any governmental body of insolvency or suspension of operations; or

      (h) Filing of a petition against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debts, or the appointment of any trustee, receiver, custodian, conservator or liquidator of Borrower, of any part of the Property or of any of the income or rents of the Property; unless such petition shall be dismissed within ninety (90) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition; or

      (i) The institution of any proceeding for the dissolution or termination of Borrower voluntarily, involuntarily, or by operation of law (provided, however, that as to an involuntary proceeding, Borrower shall have ninety (90) days to secure dismissal thereof); or

      (j) A material adverse change occurs in the assets, liabilities or net worth of Borrower or any of the guarantors of the indebtedness evidenced by the Note from the assets, liabilities or net worth of Borrower or any of the guarantors of the indebtedness evidenced by the Note previously disclosed to METLIFE; or

      (k) Any warranty, representation or statement finished to METLIFE by or on behalf of Borrower under the Note, this Instrument, any of the other Loan Documents or the Certificate and Indemnity Agreement Regarding Hazardous Substances, shall prove to have been false or misleading in any material respect or

      (l) Failure of Borrower to observe or perform any other covenant or condition contained herein and such default shall continue for thirty (30) days after notice is given to Borrower specifying the nature of the failure (or, if the default cannot be cured within such period, within such cure period Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after the expiration of such cure period to continue with diligence all necessary curative actions); provided, however, that no notice of default and no opportunity to cure shall be required with respect to defaults under Section 17 or Section 22 hereof or if during the prior twelve (12) months METLIFE has already sent two (2) notices to Borrower concerning default in performance of the same obligation; or

      (m) Failure of Borrower to observe or perform any other obligation under any other Loan Document or the Certificate and Indemnity Regarding Hazardous Substances when such observance or performance is due, and such failure shall continue beyond the applicable cure period set forth in such Loan Document (or thirty (30) days, if no cure period is specified), or if the default cannot be cured within such applicable cure period. Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions. No notice of default and no opportunity to cure shall be required if during the prior twelve (12) months METLIFE has already sent a notice to Borrower concerning default in performance of the same obligation: or

      (n) Borrower's abandonment of the Property; or

      (o) Any of the foregoing events occur with respect to any tenant of the Property (excluding North Star Auto Center or any successor lessee of the 38-15 Northern Boulevard portion of the Property), with respect to any guarantor of any of Borrower's obligations in connection with the Indebtedness or with respect to any guarantor of any tenant's obligations relating to the Property, or such guarantor dies or becomes incompetent.

      26. RIGHTS AND REMEDIES ON DEFAULT.

      26.1 Remedies. Upon the occurrence of any Event of Default and at any time thereafter, METLIFE may exercise any one or more of the following rights and remedies:

      (a) METLIFE may declare all sums secured by this Instrument immediately due and payable, including any prepayment premium which Borrower would be required to pay.

      (b) METLIFE shall have the right to foreclose this Instrument in accordance with applicable law by judicial proceedings, or to foreclose this Instrument under the power of sale herein granted pursuant to sections 1401 through 1461 of the New York Real Property Law (Actions & Proceedings), after publishing, posting, and serving notice as required by section 1402 of said law. METLIFE may bid and purchase at such sale. If at the time of the sale METLIFE shall deem it best for any reason to postpone or continue said sale for one or more days it may do so, in which event notice of such postponement or continuance shall be made in such manner as the METLIFE may deem sufficient under section 1406 of the New York Real Property Law (Actions & Proceedings). METLIFE's costs and expenses of sale shall be an additional indebtedness secured hereby.

      (c) In the event of any foreclosure, to the extent permitted by applicable law, METLIFE will be entitled to a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for any amount by which the unpaid balance of the obligations secured by this Instrument exceeds the net sale proceeds payable to METLIFE.


      (d) With respect to all or any part of the Property that constitutes personalty, METLIFE shall have all rights and remedies of secured party under the Uniform Commercial Code.

      (e) METLIFE shall have the right to have a receiver appointed to take possession of any or all of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, to collect all the rents and revenues from the Property and apply the proceeds, over and above cost of the receivership, against the sums due under this Instrument, and to exercise all of the rights with respect to the Property described in Section 24 above. The receiver may serve without bond if permitted by law. METLIFE's right to the appointment of a receiver shall exist whether or not apparent value of the Property exceeds the sums due under this Instrument by a substantial amount.

      (f) In the event Borrower remains in possession of the Property after the Property is sold as provided above or METLIFE otherwise becomes entitled to possession of the Property upon default of Borrower, Borrower shall become a tenant at will of METLIFE or the purchaser of the Property and shall pay a reasonable rental for use of the Property while in Borrower's possession.

      (g) METLIFE shall have any other right or remedy provided in this Instrument, the Note, or any other Loan Document or instrument delivered by Borrower in connection therewith, or available at law, in equity or otherwise.

      (h) METLIFE shall have all the rights and remedies set forth in Sections 23 and 24.

      26.2 Sale of the Property. In exercising its rights and remedies, METLIFE may, at METLIFE's sole discretion, cause all or any part of the Property to be sold as a whole or in parcels, and certain portions of the Property may be sold without selling other portions. METLIFE may bid at any public sale on all or any portion of the Property.

      26.3 Notice of Sale. METLIFE shall give Borrower reasonable notice of the time and place of any public sale of any personal property or of the time after which any private sale or other intended disposition of the personal property is to be made. Reasonable notice shall mean notice given in accordance with applicable law, including notices given in the manner and at the times required for notices in a nonjudicial foreclosure.

      26.4 Waiver; Election of Remedies. A waiver by either party of a breach of a provision of this Instrument shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision. Election by METLIFE to pursue any remedy shall not exclude pursuit of any other remedy, and all remedies of METLIFE under this Instrument are cumulative and not exclusive. An election to make expenditures or take action to perform an obligation of Borrower shall not affect METLIFE's right to declare a default and exercise its remedies under this Instrument.

      27. SATISFACTION OF MORTGAGE. Upon payment of all sums secured by this Instrument, METLIFE shall execute a satisfaction (or, at the option of Borrower, an assignment) of this Instrument and shall surrender this Instrument and all notes evidencing Indebtedness secured by this Instrument to the person or persons legally entitled thereto. Such person or persons shall pay METLIFE's costs incurred in connection with satisfaction of this Instrument.

      28. [INTENTIONALLY DELETED]

      29. IMPOSITION OF TAX BY STATE.

      29.1 State Taxes Covered. The following constitute state taxes to which this Section applies:

      (a) A specific tax upon mortgages or upon all or any part of the indebtedness secured by a mortgage.

      (b) A specific tax on a mortgagor which the taxpayer is authorized or required to deduct from payments on the indebtedness secured by a mortgage. (c) A tax on a mortgage chargeable against the mortgagee or the holder of the note secured.

      (d) A specific tax on all or any portion of the indebtedness or on payments of principal and interest made by a Mortgagor.

      29.2 Remedies. If any state tax to which this Section applies is enacted subsequent to the date of this Instrument, this shall have the same effect as an Event of Default and METLIFE may exercise any or all of the remedies available to it unless the following conditions are met:

      (a) Borrower may lawfully pay the tax or charge imposed by state tax, and

      (b) Borrower pays the tax or charge within thirty- (30) days after notice from METLIFE that the tax law has been enacted.

      30. ATTORNEYS' FEES. In the event suit or action is instituted to enforce or interpret any of the terms of this Instrument (including without limitation efforts to modify or vacate any automatic stay or injunction, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal whether or not taxable as costs, or in any bankruptcy proceeding including, without limitation, attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses. Whether or not any court action is involved, all reasonable expenses, including but not limited to the costs of searching records, obtaining title reports, surveyor reports, and title insurance, incurred by METLIFE that are necessary at any time in METLIFE's opinion for the protection of its interest or enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the interest rate as provided in the Note. The term "attorneys' fees" as used in the Loan Documents shall be deemed to mean such fees as are reasonable and are actually incurred.

      31. GOVERNING LAW; SEVERABILITY. This Instrument shall be governed by the law of the State of New York applicable to contracts made and to be performed therein (excluding choice-of-law principles). In the event that any provision or clause of this Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Note which can be given effect without the conflicting provision, and to this end the provisions of this Instrument and the Note are declared to be severable.

      32. TIME OF ESSENCE. Time is of the essence of this Instrument.

      33. CHANGES IN WRITING. This Instrument and any of its terms may only be changed, waived, discharged or terminated by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement subsequently made by Borrower or METLIFE relating to this Instrument shall be superior to the rights of the holder of any intervening lien or encumbrance.

      34. NO OFFSET. Borrower's obligation to make payments and perform all obligations, covenants and warranties under this Instrument and under the Note shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation any setoff, counterclaim, abatement, suspension, recoupment, deduction, defense or other right that Borrower or any guarantor may have or claim against METLIFE or any entity participating in making the loan secured hereby. The foregoing provisions of this section, however, do not constitute a waiver of any claim or demand which Borrower or any guarantor may have in damages or otherwise against METLIFE or any other person, or preclude Borrower from maintaining a separate action thereon or from maintaining or bringing a mandatory counterclaim; provided, however, that Borrower waives any right it may have at law or in equity to consolidate such separate action with any action or proceeding brought by METLIFE.

      35. AUTHORIZATION TO INSERT. [DELETED.]

      36. MAXIMUM INTEREST CHARGES. Notwithstanding anything contained herein or in any of the Loan Documents to the contrary, in no event shall METLIFE be entitled to receive interest on the loan secured by this Instrument (the "Loan") in amounts which, when added to all of the other interest charged, paid to or received by METLIFE on the Loan, causes the rate of interest on the Loan to exceed the highest lawful rate. Borrower and METLIFE intend to comply with the applicable law governing the highest lawful rate and the maximum amount of interest payable on or in connection with the Loan. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the final maturity date of the Loan or if any prepayment by Borrower results in Borrower having paid or demand having been made on Borrower to pay, any interest in excess of the amount permitted by applicable law, then all excess amounts theretofore collected by METLIFE shall be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, such excess amounts shall be refunded to Borrower), and the provisions of the Note, this Instrument and any demand on Borrower shall immediately be deemed reformed and the amounts thereafter collectible thereunder and hereunder shall be reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and hereunder. The right to accelerate the final maturity date of the Loan does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and METLIFE does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to METLIFE for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the applicable usury ceiling. By execution of this Instrument, Borrower acknowledges that it believes the Loan to be nonusurious and agrees that if, at any time, Borrower should have reason to believe that the Loan is in fact usurious, it will give METLIFE written notice of its belief and the reasons why Borrower believes the Loan to be usurious, and Borrower agrees that METLIFE shall have ninety (90) days following its receipt of such written notice in which to make appropriate refund or other adjustment in order to correct such condition if it in fact exists.

      37. NEW YORK REAL PROPERTY LAW 254. The clauses and covenants contained herein which are construed by section 254 of the New York Real Property Law shall be construed as provided in that section, except as otherwise provided in this Instrument. The additional clauses and covenants contained herein shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by such section 254 and shall not impair, modify, alter or defeat such rights notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by section 254. The rights of METLIFE arising under the clauses and covenants contained in this Instrument shall be separate, distinct and cumulative, and none of them shall be in exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.

      38. LIEN LAW COVENANT. Pursuant to section 13 of the Lien Law of New York, Borrower shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Property before using any part of the same for any other purpose.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

      IN WITNESS WHEREOF, Borrower and METLIFE have executed this Instrument or have caused the same to be executed by their representatives thereunto duly authorized.

                                   BORROWER

                                   WESTERN BEEF-STEINWAY STREET, INC.,
                                   A New York corporation

                                   By: /s/ [SIGNATURE]

                                   Title: /s/ [SIGNATURE]

                                   Attest: /s/ [SIGNATURE]

                                   Title: /s/ [SIGNATURE]
                                   [SEAL]


                                   LENDER:

                                   METLIFE CAPITAL FINANCIAL CORPORATION,
                                   A Delaware corporation

                                   By: /s/ [SIGNATURE]

                                   Title: /s/ [SIGNATURE]

Exhibits:

Exhibit A - Description of Property
Schedule 1 - Permitted Exceptions

STATE OF NEW YORK       )
                        )
COUNTY OF NEW YORK      )


                                 ACKNOWLEDGEMENT


      ON THE 19th day of March, 1996, before me personally came Peter Castellana to me known, who being by me duly sworn did say that he resides at 9 Colonial Drive, Upper Bronxville; that he is the President of Western Beef-Steinway Street. Inc., a New York corporation, the corporation described in and which executed the above instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is said corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order, as the free act and deed of such corporation for the uses and purposes set forth therein.


                                          /s/ SIGNATURE
                                          Notary Public


                             My commission expires:

                                     [SEAL]

                                  Gary Pollard
                        NOTARY PUBLIC, STATE OF NEW YORK
                                 No. 31-4827331
                          Qualified in New York County
                        Commission Expires April 30, 1996

STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF KING          )


                                       ACKNOWLEDGEMENT

     On this 13th day of March 1996, before me, a Notary Public in and for the State of Washington, personally appeared Peter ???????? who resides at ???????, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that she was authorized to execute this instrument, and acknowledged it as the ?????? of METLIFE CAPITAL FINANCIAL CORPORATION to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in this instrument.

     IN WITNESS WHREOF, I have hereunto set my hand and official seal the day and year first above written.

                                   /S/ [SIGNATURE]

                                   /s/ [SIGNATURE]
                                   (Print Name)


                                   NOTARY PUBLIC in and for the
                                   State of Washington, residing at
                                   {ILLEGIBLE]

                                   My appointment expires 10/20/99

                                   [SEAL]

                                BEVERLY G. EWING
                              STATE OF WASHINGTON
                                 NOTARY PUBLIC
                          COMMISSION EXPIRES 10-23-99

                                    EXHIBIT A

PARCEL A (LOT 5 IN BLOCK 665):

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southeasterly side of 38th Street, (60 feet wide) distant 162.80 feet northeasterly from the corner formed by the intersection of the southeasterly side of 38th Street with the northwesterly side of Northern Blvd., 100 feet wide;

RUNNING THENCE northeasterly along the southeasterly side of 38th Street, 75.02 feet;

THENCE southeasterly at right angles to the southeasterly Side of 38th Street,
54.35 feet;

THENCE still southeasterly on a line forming an interior angle of 221 degrees 57 minutes 20 seconds with the preceding course 118.56 feet to the northwesterly side of Northern Blvd.;

THENCE southwesterly along the northwesterly side of Northern Blvd., 75.37 feet;

THENCE northwesterly at right angles to the northwesterly side of Northern Blvd., 90.22 feet;

THENCE still northwesterly on a line forming an interior angle of 221 degrees 57 minutes 20 seconds with the preceding course, 25.03 feet to the southeasterly side of 38th Street at the point or place of BEGINNING.


PARCEL B (LOT 7 IN BLOCK 2665):

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the southeasterly side of 38th Street (60 feet wide) distant 237.82 feet (Actual) (237.80 feet Deed) northeasterly from the corner formed by the intersection of the southeasterly side of 38th Street with the northwesterly side of Northern Blvd., 100 feet wide;

RUNNING THENCE northeasterly along the southeasterly side of 38th Street, 39.73 feet;

THENCE southeasterly on a line forming an exterior angle of 89 degrees 44 minutes 02 seconds with the southeasterly side of 38th Street, 94.78 feet;


THENCE southwesterly and parallel with Steinway Street, 15.07 feet;

THENCE southeasterly at right angles to Steinway Street, 90 feet to the northwesterly side of Steinway Street;

THENCE southwesterly along the northwesterly side of Steinway Street, 57.33 feet to the corner formed by the intersection of the northwesterly side of Steinway Street with the northwesterly side of Northern Blvd.;

THENCE southwesterly along the northwesterly side of Northern Blvd., 63.08 feet;

THENCE northwesterly at right angles to the northwesterly side of Northern Blvd., 118,56 feet;

THENCE still northwesterly at right angles to the southeasterly side of 38th Street and on a line forming in angle of 221 degrees 57 minutes 30 seconds with the preceding curse, 54.35 feet to the southeasterly side of 38th Street at the point or place of BEGINNING.

PARCEL C (LOT 31 IN BLOCK 2665):

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the westerly side of Steinway Street, formerly known as Steinway Avenue and also formerly known as 10th Avenue, distant 100 feet southerly from the corner formed by the intersection of the southerly side of Thirty-sixth Avenue, formerly known as Washington Avenue with the westerly side of Steinway Street;

RUNNING THENCE westerly parallel with Thirty-sixth Avenue and part of the distance through a party wall; 100 feet;

THENCE southerly parallel with Steinway Street, 75 feet;

THENCE easterly parallel with Thirty-sixth Avenue, 100 feet to the westerly side of Steinway Street;

THENCE northerly along the westerly side of Steinway Street, 75 feet to the point or place of BEGINNING.


PARCEL D (LOT 34 IN BLOCK 665):

ALL that certain piece or parcel of land, situate, lying and being in the First Ward of the Borough of Queens, (formerly Long Island City) County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northwesterly side of Steinway Street, distant 175 feet southwesterly from the corner formed by the intersection of the northwesterly side of Steinway Street with the southwesterly side of 36th Avenue, 75 feet wide;

RUNNING THENCE southwesterly along the northwesterly side Steinway Street, 50 feet;

THENCE northwesterly at right angles to Steinway Street, 106.48 feet;

THENCE northeasterly and parallel with the northwesterly side of Steinway Street, 50 feet;

THENCE southeasterly and at right angles to the Steinway Sweet, 106.48 feet to the northwesterly side of Steinway Street, at the point or place of BEGINNING.

PARCEL E (LOT 38 IN BLOCK 665):

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northwesterly side of Tenth Avenue, formerly Steinway Avenue, distant 57.33 feet northeasterly from the corner formed by the intersection of the northwesterly side of Tenth Avenue with the northerly side of Jackson Avenue;

RUNNING THENCE northeasterly along said side of Tenth Avenue, 150 feet;

THENCE northwesterly and at right angles to Tenth Avenue, 106.48 feet to the center line of Harold Avenue, which is now closed;

THENCE southerly along said center line of Harold Avenue, 42.11 feet;

THENCE southwesterly parallel with Tenth Avenue, 111.26 feet;

THENCE southeasterly and at right angles to Tenth Avenue, 90 feet to the point or place of BEGINNING.


For conveyancing only, if intended to be conveyed.

Together with all right, title and interest of, in and to any streets and roads abutting the above described premises, to the center line thereof.

                               Title No. NY951153

SAID PARCELS A, B, C, D AND E ALSO BEING BOUNDED AND DESCRIBED AS FOLLOWS:


OVERALL DESCRIPTION


All chat certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the westerly side of Steinway Street with the northwesterly side of Northern Boulevard (100 feet wide);

RUNNING THENCE northerly along the westerly side of Steinway Street, 332.37 feet, to a point;

THENCE westerly parallel with the southerly side of 36th Avenue (75 feet wide) through a party wall, 100 feet to a point;

THENCE southerly parallel with the westerly side of Steinway Street 74.88 feet to a point;

THENCE westerly along a line drawn at right angles to last mentioned course 6.48 feet to a point;

THENCE southerly parallel with the westerly side of Steinway Street 50 feet to a point;

THENCE southeasterly along the center line of former Harold Avenue, and along a line forming an angle on the northeast of 156 degrees 57 minutes 18 seconds
42.11 feet to a point;

THENCE southerly parallel with the westerly side of Steinway Street 96.19 feet to a point;

THENCE westerly along a line forming an angle on the northeast of 89 degrees 44 minutes 02 seconds with the easterly side of 38th Street (60 feet wide), 94.78 feet to the easterly side of 38th Street;

THENCE southerly along the easterly side of 38th Street 114.75 feet to a point;

THENCE easterly as right angles to the easterly side of 38th Street 25.03 feet to a point;

THENCE southeasterly along a line drawn at right angles to the northwesterly side of Northern Boulevard, 90.22 feet to the northwesterly side of Northern Boulevard;

THENCE northeasterly along the northwesterly side of Northern Boulevard 138.45 feet to the corner formed by the intersection of the westerly side of Steinway Street with the northwesterly side of Northern Boulevard, at the point or place of BEGINNING.

Loan No: 5901796-001


                                   SCHEDULE I

(36 - 12/32 Steinway Sweet and 38 - 15/23 Northern Boulevard, Queens, New York)



Permitted Exceptions:


                                [NOT APPLICABLE]